UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2026, Outlook Therapeutics, Inc. (the “Company”) announced that, based on preliminary estimates and information available to the Company, as of June 30, 2026, it had cash and cash equivalents of approximately $11.2 million. This amount has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. As a result, this amount is preliminary, is subject to normal quarterly closing processes and accounting review, and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2026. Actual results for the three months ended June 30, 2026 will not be finalized until a later date and may differ materially from the above estimates.

The information contained in this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 24, 2026, the Company announced that the U.S. Food and Drug Administration (“FDA”) had approved LYTENAVA™ (bevacizumab-vikg) for the treatment of neovascular age-related macular degeneration (nAMD), commonly known as wet AMD. In connection with the FDA approval, the Company is amending and restating its risk factors, which are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. These risk factors supersede the risk factors previously included in Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission on December 19, 2025.

On August 10, 2026, the Company delivered written notice to H.C. Wainwright & Co., LLC (“H.C. Wainwright”) that the Company has terminated its prospectus supplement, dated May 13, 2026, relating to the At The Market Offering Agreement, dated May 13, 2026 (the “Sales Agreement”), by and between the Company and H.C. Wainwright. The Company will not make any sales of common stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the SEC; however, the Sales Agreement remains in full force and effect.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Risk Factors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: August 12, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer